Exhibit 10.8

AMENDMENT TO THE
NATIONAL COMMERCE FINANCIAL CORPORATION
DEFERRED COMPENSATION PLAN

WHEREAS, SunTrust Bank (the “Corporation”) currently maintains the National Commerce Financial Corporation Deferred Compensation Plan (the “Plan”);

WHEREAS, the Corporation now considers it desirable to amend the Plan to meet the applicable requirements of section 409A of the Internal Revenue Code of 1986 (as amended) (the “Code”);

NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended effective as of January 1, 2009, to add an Appendix A to read as follows:

APPENDIX A

1. Pre-2005 Deferrals. The terms of the Plan in effect on October 3, 2004 shall govern the time and form of distribution of amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Code section 409A (the “Grandfathered Benefits”).

2. 409A Compliance. To the extent that benefits under the Plan are subject to Internal Revenue Code section 409A (“409A Benefits”), the Plan is intended to comply with such section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, this Plan shall be interpreted, operated and administered in a manner consistent with this intention. The terms of this Appendix A shall apply to distributions of any 409A Benefits and not Grandfathered Benefits. Any provision of the Plan not in this Appendix that addresses distribution of benefits shall not apply to 409A Benefits.

3. Distributions. Subject to Paragraph 4, a Participant’s 409A Benefits, if any, shall be distributed in a lump sum within 30 days of the Participant’s Separation from Service.

4. Key Employee Delay. Notwithstanding anything herein to the contrary, in the event that a Participant is a Key Employee as of the date of his Separation from Service, his lump sum distribution shall be paid in the seventh month following the Participant’s Separation from Service (or, if earlier, in the month after the Participant’s death).

5. Effect of Early Taxation. If the Participant’s benefits under the Plan are includible in income pursuant to Code section 409A, such benefits shall be distributed immediately to the Participant.

6. 409A Requirements on Amendment or Termination. No amendment of the Plan shall apply to Grandfathered Benefits, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” under Code section 409A to the Grandfathered Benefits. Upon termination of the Plan, distribution of 409A Benefits shall be made to Participants and beneficiaries in the manner and at the time described in this Appendix, unless the Corporation determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A.

7. Definitions. All capitalized terms used in this Appendix and not defined herein shall have the same meaning as in the Plan. The following capitalized terms will have the meanings set forth in this Appendix whenever such capitalized terms are used:

(a) Key Employee. Key Employee means an employee treated as a “specified employee” as of his Separation from Service under Code section 409A(a)(2)(B)(i) (i.e., a key employee (as defined in Code section 416(i) without regard to Section (5) thereof)) if the common stock of the Corporation or an affiliate is publicly traded on an established securities market or otherwise. Key Employees shall be determined in accordance with Code section 409A using a December 31 identification date. A listing of Key Employees as of an identification date shall be effective for the 12-month period beginning on the April 1 following the identification date.

(b) Separation from Service. Separation from Service or Separates from Service means a “separation from service” within the meaning of Code section 409A.

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed this 31st day of December, 2008.

SUNTRUST BANK

By: /s/ Donna D. Lange
Title: SVP, Corporate Benefits Director